UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/03/2004

Medallion Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  -

DE	04-3291176
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

437 Madison Avenue 38th Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

(212) 328-3615
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Henry L. "Hank" Aaron was elected to the Medallion Financial Corp. Board of Directors, effective November 3, 2004. The Board has not yet determined which Board committees Mr. Aaron will be appointed to. The election of Mr. Aaron further increases Medallion Financial Corp.'s non-interested Board representation. Two thirds of the Board of Directors will be non-interested, and seven out of nine members are non-management.

Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. and is President of Hank Aaron BMW. He previously served as Vice President of Business Development for CNN Airport Network. Mr. Aaron was a professional baseball player for 23 years, and is a member of the Baseball Hall of Fame. He is a recipient of the Presidential Medal of Freedom, the nation's highest civilian honor, awarded by President George W. Bush.

Mr. Aaron sits on the board of directors of Retail Ventures, the Atlanta Technical Institute, the Atlanta Falcons, and the Atlanta Braves. He is also a member of the Board of Governors for Boys and Girls Clubs of America. From 1980 until its acquisition, Mr. Aaron also served as a Director of Turner Broadcasting System, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Medallion Financial Corp.

Date: November 03, 2004.	By:	/s/ Larry D. Hall
Larry D. Hall
Chief Financial Officer